Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-178960

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Trigger Phoenix Autocallable Securities linked to the common stock of General Electric Company due April 11, 2018	$6,933,100.00	$945.67
Trigger Phoenix Autocallable Securities linked to the common stock of General Motors Company due April 11, 2018	$2,971,700.00	$405.34
Trigger Phoenix Autocallable Securities linked to the common stock of Halliburton Company due April 11, 2018	$2,232,980.00	$304.58

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PRICING SUPPLEMENT (To Prospectus dated January 11, 2012 and Product Supplement dated January 13, 2012)

UBS AG Trigger Phoenix Autocallable Optimization Securities

UBS AG $6,933,100 linked to the common stock of General Electric Company due April 11, 2018

UBS AG $2,971,700 linked to the common stock of General Motors Company due April 11, 2018

UBS AG $2,232,980 linked to the common stock of Halliburton Company due April 11, 2018

Investment Description

UBS AG Trigger Phoenix Autocallable Optimization Securities (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG (“UBS” or the “Issuer”) linked to the performance of the common stock of a specific company (the “underlying stock”). UBS will pay a monthly contingent coupon payment if the closing price of the underlying stock on the applicable observation date is equal to or greater than the coupon barrier. Otherwise, no coupon will be paid for the month. UBS will automatically call the Securities early if the closing price of the underlying stock on any observation date (monthly, beginning after 1 year) is equal to or greater than the initial price. If the Securities are called, UBS will pay you the principal amount of your Securities plus the contingent coupon for that month and no further amounts will be owed to you under the Securities. If the Securities are not called prior to maturity and the final price of the underlying stock is equal to or greater than the trigger price (which is the same price as the coupon barrier), UBS will pay you a cash payment at maturity equal to the principal amount of your Securities plus the contingent coupon for the final month. If the final price of the underlying stock is less than the trigger price, UBS will pay you less than the full principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative performance of the underlying stock over the term of the Securities and you may lose up to 100% of your initial investment. Investing in the Securities involves significant risks. You may lose some or all of your principal amount. The contingent repayment of principal only applies if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Issuer. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑

Contingent Coupon — UBS will pay a monthly contingent coupon payment if the closing price of the underlying stock on the applicable observation date is equal to or greater than the coupon barrier. Otherwise, no coupon will be paid for the month.

❑

Automatically Callable — UBS will automatically call the Securities and pay you the principal amount of your Securities plus the contingent coupon otherwise due for that month if the closing price of the underlying stock on any observation date (monthly, beginning after 1 year) is greater than or equal to the initial price. If the Securities are not called, investors will have the potential for downside equity market risk at maturity.

❑

Contingent Repayment of Principal Amount at Maturity — If by maturity the Securities have not been called and the price of the underlying stock does not close below the trigger price on the final valuation date, UBS will repay your principal amount per Security at maturity. If the price of the underlying stock closes below the trigger price on the final valuation date, UBS will repay less than the principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the decline in the price of the underlying stock from the trade date to the final valuation date. The contingent repayment of principal only applies if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

Key Dates

Trade Date	April 5, 2013
Settlement Date	April 10, 2013
Observation Dates*	Monthly (callable after 1 year) (see page 4)
Final Valuation Date*	April 5, 2018
Maturity Date*	April 11, 2018

*	Subject to postponement in the event of a market disruption event, as described in the Trigger Phoenix Autocallable Optimization Securities product supplement.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING STOCK. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 6 AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-16 OF THE TRIGGER PHOENIX AUTOCALLABLE OPTIMIZATION SECURITIES PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offerings

These terms relate to three separate Securities we are offering. Each of the three Securities is linked to the common stock of a different company and each of the three Securities has its own contingent coupon rate, initial price, trigger price and coupon barrier. Each of the Securities is offered at a minimum investment of 100 Securities at $10.00 per Security (representing a $1,000 investment), and integral multiples of $10.00 in excess thereof. The performance of each Security will not depend on the performance of the other Security.

Underlying Stocks	Stock Ticker	Contingent Coupon Rate	Initial Price	Trigger Price	Coupon Barrier	CUSIP	ISIN
Common stock of General Electric Company	GE	7.00% per annum	$22.93	$16.74, which is 73% of the Initial Price	$16.74, which is 73% of the Initial Price	90271C130	US90271C1302
Common stock of General Motors Company	GM	8.00% per annum	$27.52	$17.61, which is 64% of the Initial Price	$17.61, which is 64% of the Initial Price	90271C114	US90271C1146
Common stock of Halliburton Company	HAL	8.00% per annum	$38.60	$26.31, which is 68.17% of the Initial Price	$26.31, which is 68.17% of the Initial Price	90271C122	US90271C1229

See “Additional Information about UBS and the Securities” on page 2. The Securities will have the terms set forth in the Trigger Phoenix Autocallable Optimization Securities (“TPAOS”) product supplement relating to the Securities, dated January 13, 2012, the accompanying prospectus and this pricing supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this pricing supplement, or the accompanying product supplement or prospectus. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities of UBS and are not FDIC insured.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the common stock of General Electric Company	$6,933,100.00	$10.00	$173,327.50	$0.25	$6,759,772.50	$9.75
Securities linked to the common stock of General Motors Company	$2,971,700.00	$10.00	$74,292.50	$0.25	$2,897,407.50	$9.75
Securities linked to the common stock of Halliburton Company	$2,232,980.00	$10.00	$55,824.50	$0.25	$2,177,155.50	$9.75

UBS Financial Services Inc.	UBS Investment Bank
Pricing Supplement dated April 5, 2013

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities) with the Securities and Exchange Commission, or SEC, for the offerings to which this pricing supplement relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and these offerings. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	TPAOS Product Supplement dated January 13, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512011468/d281730d424b2.htm

♦	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Phoenix Autocallable Optimization Securities” or the “Securities” refer to three different Securities that are offered hereby. Also, references to the “TPAOS product supplement” mean the UBS product supplement, dated January 13, 2012, and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants,” dated January 11, 2012.

This pricing supplement, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” beginning on page 6 and in “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying stock.

♦	You believe the closing price of the underlying stock will be equal to or greater than the coupon barrier on the specified observation dates (including the final valuation date).

♦

You understand and accept that you will not participate in any appreciation in the price of the underlying stock and that your potential return is limited to the contingent coupon payments specified in this pricing supplement.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying stock.

♦	You are willing to invest in the Securities based on the applicable trigger price and coupon barrier, as specified on the first page of this pricing supplement.

♦	You are willing to forgo dividends paid on the underlying stock and you do not seek guaranteed current income from this investment.

♦

You are willing to invest in securities that may be called early and you are otherwise willing to hold such securities to maturity, a term of approximately 5 years, and accept that there may be little or no secondary market for the Securities.

♦

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You require an investment designed to provide a full return of principal at maturity.

♦

You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that may have the same downside market risk as an investment in the underlying stock.

♦

You believe that the price of the underlying stock will decline during the term of the Securities and is likely to close below the coupon barrier on the specified observation dates and below the trigger price on the final valuation date.

♦	You seek an investment that participates in the full appreciation in the price of the underlying stock or that has unlimited return potential.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying stock.

♦	You are unwilling to invest in the Securities based on the applicable trigger price and coupon barrier , as specified on the first page of this pricing supplement.

♦	You prefer to receive the dividends paid on the underlying stock and you do seek guaranteed current income from this investment.

♦

You are unable or unwilling to hold securities that may be called early, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 5 years, or you seek an investment for which there will be an active secondary market for the Securities.

♦	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 6 of this pricing supplement for risks related to an investment in the Securities.

Final Terms for Each Offering of the Securities

Issuer	UBS AG, London Branch
Principal Amount	$10.00 per Security
Term(1)	Approximately 5 years, unless called earlier.
Underlying Stock	The common stock of a specific company, as indicated on the first page of this pricing supplement.
Contingent Coupon

If the closing price of the underlying stock is equal to or greater than the coupon barrier on any observation date, UBS will pay you the contingent coupon applicable to such observation date (as set forth on page 5).

If the closing price of the underlying stock is less than the coupon barrier on any observation date, the contingent coupon applicable to such observation date will not accrue or be payable and UBS will not make any payment to you on the relevant coupon payment date (as set forth on page 5).

The contingent coupon will be a fixed amount based upon equal monthly installments at the contingent coupon rate, which is a per annum rate. The table below sets forth the contingent coupon amount for each Security that would be applicable to each observation date on which the closing price of the underlying stock is greater than or equal to the coupon barrier. The table below reflects the contingent coupon rate of (i) 7.00% per annum for Securities linked to the common stock of General Electric Company, (ii) 8.00% per annum for Securities linked to the common stock of General Motors Company and (iii) 8.00% per annum for Securities linked to the common stock of Halliburton Company. Amounts in the table below may have been rounded for ease of analysis.

Contingent Coupon (per Security)

General Electric Company	General Motors Company	Halliburton Company
$0.0583	$0.0667	$0.0667

Contingent coupon payments on the Securities are not guaranteed. UBS will not pay you the contingent coupon for any observation date on which the closing price of the underlying stock is less than the coupon barrier.
Contingent Coupon Rate	The contingent coupon rate is (i) 7.00% per annum for Securities linked to the common stock of General Electric Company, (ii) 8.00% per annum for Securities linked to the common stock of General Motors Company and (iii) 8.00% per annum for Securities linked to the common stock of Halliburton Company.

Automatic Call Feature

The Securities will be called automatically if the closing price of the underlying stock on any observation date (monthly, beginning April 7, 2014) is equal to or greater than the initial price.

If the Securities are called on any observation date (monthly, beginning April 7, 2014), UBS will pay you on the corresponding coupon payment date (which will be the “call settlement date”) a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on such date pursuant to the contingent coupon feature. No further amounts will be owed to you under the Securities.

Payment at Maturity (per Security)

If the Securities are not called and the final price is equal to or greater than the trigger price and coupon barrier, UBS will pay you a cash payment per Security on the maturity date equal to $10.00 plus the contingent coupon otherwise due on the maturity date.

If the Securities are not called and the final price is less than the trigger price, UBS will pay you a cash payment on the maturity date of less than the principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative underlying return, for an amount equal to:

$10.00 + ($10.00 × Underlying Return)

Underlying Return	Final Price – Initial Price Initial Price
Trigger Price

A percentage of the initial price of the underlying stock, as specified on the first page of this pricing supplement (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” in the TPAOS product supplement).

Coupon Barrier

A percentage of the initial price of the underlying stock, as specified on the first page of this pricing supplement (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” in the TPAOS product supplement).

Initial Price	The closing price of the underlying stock on the trade date, as specified on the first page of this pricing supplement (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” in the TPAOS product supplement).
Final Price	The closing price of the underlying stock on the final valuation date, as determined by the calculation agent.
Coupon Payment Dates	Two business days following each observation date, except that the coupon payment date for the final valuation date is the maturity date.

(1)	Subject to the market disruption event provisions set forth in the TPAOS product supplement beginning on page PS-34.

Investment Timeline

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Observation Dates(1) and Coupon Payment Dates(2)

Observation Dates	Coupon Payment Dates	Observation Dates	Coupon Payment Dates	Observation Dates	Coupon Payment Dates
May 6, 2013*	May 8, 2013	January 5, 2015	January 7, 2015	September 6, 2016	September 8, 2016
June 5, 2013*	June 7, 2013	February 5, 2015	February 9, 2015	October 5, 2016	October 7, 2016
July 5, 2013*	July 9, 2013	March 5, 2015	March 9, 2015	November 7, 2016	November 9, 2016
August 5, 2013*	August 7, 2013	April 6, 2015	April 8, 2015	December 5, 2016	December 7, 2016
September 5, 2013*	September 9, 2013	May 5, 2015	May 7, 2015	January 5, 2017	January 9, 2017
October 7, 2013*	October 9, 2013	June 5, 2015	June 9, 2015	February 6, 2017	February 8, 2017
November 5, 2013*	November 7, 2013	July 6, 2015	July 8, 2015	March 6, 2017	March 8, 2017
December 5, 2013*	December 9, 2013	August 5, 2015	August 7, 2015	April 5, 2017	April 7, 2017
January 6, 2014*	January 8, 2014	September 8, 2015	September 10, 2015	May 5, 2017	May 9, 2017
February 5, 2014*	February 7, 2014	October 5, 2015	October 7, 2015	June 5, 2017	June 7, 2017
March 5, 2014*	March 7, 2014	November 5, 2015	November 9, 2015	July 5, 2017	July 7, 2017
April 7, 2014	April 9, 2014	December 7, 2015	December 9, 2015	August 7, 2017	August 9, 2017
May 5, 2014	May 7, 2014	January 5, 2016	January 7, 2016	September 5, 2017	September 7, 2017
June 5, 2014	June 9, 2014	February 5, 2016	February 9, 2016	October 5, 2017	October 10, 2017
July 7, 2014	July 9, 2014	March 7, 2016	March 9, 2016	November 6, 2017	November 8, 2017
August 5, 2014	August 7, 2014	April 5, 2016	April 7, 2016	December 5, 2017	December 7, 2017
September 5, 2014	September 9, 2014	May 5, 2016	May 9, 2016	January 5, 2018	January 9, 2018
October 6, 2014	October 8, 2014	June 6, 2016	June 8, 2016	February 5, 2018	February 7, 2018
November 5, 2014	November 7, 2014	July 5, 2016	July 7, 2016	March 5, 2018	March 7, 2018
December 5, 2014	December 9, 2014	August 5, 2016	August 9, 2016	April 5, 2018	April 11, 2018

*	The Securities are not callable until the twelfth observation date, which is April 7, 2014.

(1)	Subject to the market disruption event provisions set forth in the TPAOS product supplement beginning on page PS-34.
(2)

If you are able to sell the Securities in the secondary market on the day preceding an observation date, or on an observation date, the purchaser of the Securities shall be deemed to be the record holder on the applicable record date and therefore you will not be entitled to any contingent coupon, if a contingent coupon is paid on the coupon payment date with respect to that observation date. If you are able to sell your Securities in the secondary market on the day following an observation date and before the applicable coupon payment date, you will be the record holder on the record date and therefore you shall be entitled to any contingent coupon, if a contingent coupon is paid on the coupon payment date with respect to that observation date.

Key Risks

An investment in any offering of the Securities involves significant risks. Investing in the Securities is not equivalent to investing in the underlying stock. Some of the risks that apply to each offering of the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of the TPAOS product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦

Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Securities at maturity. If the Securities are not called, UBS will repay you the principal amount of your Securities in cash only if the final price of the underlying stock is greater than or equal to the trigger price and will only make such payment at maturity. If the Securities are not called and the final price is less than the trigger price, you will lose some or all of your initial investment in an amount proportionate to the decline in the price of the underlying stock.

♦

The contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the price of the underlying stock is above the trigger price.

♦

You may not receive any contingent coupons — UBS will not necessarily make periodic coupon payments on the Securities. If the closing price of the underlying stock on an observation date is less than the coupon barrier, UBS will not pay you the contingent coupon applicable to such observation date. If the closing price of the underlying stock is less than the coupon barrier on each of the observation dates, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Securities.

♦

Your potential return on the Securities is limited and you will not participate in any appreciation of the underlying stock — The return potential of the Securities is limited to the pre-specified contingent coupon rate, regardless of the appreciation of the underlying stock. In addition, the total return on the Securities will vary based on the number of observation dates on which the requirements of the contingent coupon have been met prior to maturity or an automatic call. Further, if the Securities are called due to the automatic call feature, you will not accrue or receive any contingent coupons or any other payment in respect of any observation dates after the applicable call settlement date. Since the Securities could be called as early as the twelfth observation date, the total return on the Securities could be minimal. If the Securities are not called, you may be subject to the underlying stock’s risk of decline even though you will not participate in any potential appreciation in the price of the underlying stock. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying stock.

♦

Higher contingent coupon rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the underlying stock reflects a higher expectation as of the trade date that the price of such underlying stock could close below its trigger price on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher contingent coupon rate for that Security. However, while the contingent coupon rate is a fixed amount, an underlying stock’s volatility can change significantly over the term of the Securities. The price of the underlying stock for your Securities could fall sharply, which could result in a significant loss of principal.

♦

Reinvestment risk — The Securities will be called automatically if the closing price of the underlying stock is equal to or greater than the initial price on any observation date (monthly, beginning after 1 year). In the event that the Securities are called prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

♦

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including payments in respect of an automatic call, contingent coupon payment or any contingent repayment of principal provided at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦

Single stock risk — The price of the underlying stock can rise or fall sharply due to factors specific to that underlying stock and the issuer of such underlying stock (the “underlying stock issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should make your own investigation into the respective underlying stock issuer and the underlying stock for your Securities. For additional information regarding each underlying stock issuer, please see “Information about the Underlying Stocks” and “General Electric Company,” “General Motors Company” and “Halliburton Company” in this pricing supplement and the respective underlying stock issuer’s SEC filings referred to in these sections. We urge you to review financial and other information filed periodically by the applicable underlying stock issuer with the SEC.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the price of the underlying stock will rise or fall. The closing price of the underlying stock will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying stock. You should be willing to accept the downside risks of owning equities in general and the underlying stock in particular, and the risk of losing some or all of your initial investment.

♦

Owning the Securities is not the same as owning the underlying stock — The return on your Securities is unlikely to reflect the return you would realize if you actually owned the underlying stock. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying stock during the term of your Securities. As an owner of the Securities, you will not have voting rights or any other rights that holders of the underlying stock may have. Furthermore, the underlying stock may appreciate substantially during the term of the Securities and you will not participate in such appreciation.

♦

There is no affiliation between the respective underlying stock issuers and UBS, and UBS is not responsible for any disclosure by such issuer — We are not affiliated with any underlying stock issuer. However, we and our affiliates may currently, or from time to time in the future engage in business with an underlying stock issuer. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the underlying stock and the underlying stock issuer. You, as an investor in the Securities, should make your own investigation into the underlying stock and the underlying stock issuer for your Securities. The underlying stock issuer is not involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying stock issuer has no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦

The calculation agent can make adjustments that affect the payment to you at maturity — For certain corporate events affecting the underlying stock, the calculation agent may make adjustments to the initial price, the coupon barrier and trigger price applicable to such underlying stock. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the TPAOS product supplement or this pricing supplement as necessary to achieve an equitable result. Following certain corporate events relating to the respective issuer of the underlying stock where such issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the common stock of a successor to the respective underlying stock issuer in combination with any cash or any other assets distributed to holders of the underlying stock in such corporate event. If the issuer of an underlying stock becomes subject to (i) a corporate event whereby the underlying stock is exchanged solely for cash or (ii) a merger or combination with UBS or any of its affiliates, the amount you receive at maturity may be based on the common stock issued by another company. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-35 of the product supplement. Regardless of any of the events discussed above, any payment on the Securities is subject to the creditworthiness of UBS.

♦

There may be little or no secondary market — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in each offering of the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss.

♦

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the price of the underlying stock; the volatility of the underlying stock; the dividend rate paid on the underlying stock; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; and the creditworthiness of UBS.

♦

Impact of fees on secondary market prices — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public since the issue price included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

♦

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying stock and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying stock, may adversely affect the market price of the underlying stock and, therefore, the market value of the Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying stock, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the contingent coupon is payable to you on any coupon payment date or whether the Securities are subject to an automatic call, or the amount you receive at maturity of the Securities. The calculation agent may postpone any observation date (including the final valuation date) if a market disruption event occurs and is continuing on such date.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying stock to which the Securities are linked.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation of $0.25 per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your tax situation.

Hypothetical Examples of How the Securities Might Perform

The examples below illustrate the payment upon a call or at maturity for a $10.00 Security on a hypothetical offering of the Securities, with the following assumptions (the actual terms for each Security are specified on the first page of this pricing supplement; amounts may have been rounded for ease of reference):

Principal Amount:	$10.00
Term:	Approximately 5 years
Initial Price:	$25.00
Contingent Coupon Rate*:	8.00% per annum (or 0.667% per month)
Contingent Coupon:	$0.0667 per month
Observation Dates:	Monthly (callable after 1 year)
Trigger Price:	$17.50 (which is 70% of the Initial Price)
Coupon Barrier:	$17.50 (which is 70% of the Initial Price)

Example 1 — Securities are Called on the Twelfth Observation Date

Date	Closing Price	Payment (per Security)

First Observation Date	$30.00 (at or above Initial Price)	$0.0667 (Contingent Coupon – Not Callable)
Second Observation Date	$24.00 (at or above Coupon Barrier; below Initial Price)	$0.0667 (Contingent Coupon)
Third to Eleventh Observation Dates	Various (all at or above Coupon Barrier; below Initial Price)	$0.6003 (Contingent Coupon)
Twelfth Observation Date	$27.00 (at or above Initial Price)	$10.0667 (Settlement Amount)
	Total Payment:	$10.8004 (8.004% return)

Since the Securities are called on the twelfth observation date (which is approximately one year after the trade date and is the first observation date on which they are callable), UBS will pay you on the call settlement date a total of $10.0667 per Security, reflecting your principal amount plus the applicable contingent coupon. When added to the contingent coupon payments of $0.7337 received in respect of prior observation dates, UBS will have paid you a total of $10.8004 per Security for an 8.004% total return on the Securities. No further amount will be owed to you under the Securities.

Example 2 — Securities are NOT Called and the Final Price of the Underlying Stock is at or above the Trigger Price

Date	Closing Price	Payment (per Security)

First Observation Date	$20.00 (at or above Coupon Barrier; below Initial Price)	$0.0667 (Contingent Coupon)
Second Observation Date	$17.00 (below Coupon Barrier;)	$0.00
Third Observation Date	$15.00 (below Coupon Barrier;)	$0.00
Fourth to Fifty-Ninth Observation Dates	Various (all below Coupon Barrier)	$0.00
Final Valuation Date	$20.00 (at or above Trigger Price and Coupon Barrier; below Initial Price)	$10.0667 (Payment at Maturity)
	Total Payment:	$10.1334 (1.334% return)

At maturity, UBS will pay you a total of $10.0667 per Security, reflecting your principal amount plus the applicable contingent coupon. When added to the contingent coupon payment of $0.0667 received in respect of prior observation dates, UBS will have paid you a total of $10.1334 per Security for a 1.334% total return on the Securities.

Example 3 — Securities are NOT Called and the Final Price of the Underlying Stock is below the Trigger Price

Date	Closing Price	Payment (per Security)

First Observation Date	$24.00 (at or above Coupon Barrier; below Initial Price)	$0.0667 (Contingent Coupon)
Second Observation Date	$23.00 (at or above Coupon Barrier; below Initial Price)	$0.0667 (Contingent Coupon)
Third Observation Date	$20.00 (at or above Coupon Barrier; below Initial Price)	$0.0667 (Contingent Coupon)
Fourth to Fifty-Ninth Observation Dates	Various (all below Coupon Barrier)	$0.00
Final Valuation Date	$10.00 (below Trigger Price and Coupon Barrier)	$10.00 + [$10.00 × Underlying Return] =
$10.00 + [$10.00 × -60%] =
$10.00 - $6.00 =
$ 4.00 (Payment at Maturity)

	Total Payment	$ 4.2001 (-58.00% return)

Since the Securities are not called and the final price of the underlying stock is below the trigger price, at maturity UBS will pay you $4.00 per Security. When added to the contingent coupon payments of $0.2001 received in respect of prior observation dates, UBS will have paid you $4.2001 per Security for a loss on the Securities of 58.00%.

The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called on any observation date, you may lose some or all of your initial investment. Specifically, if the Securities are not called and the final price is less than the trigger price, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero.

Any payment on the Securities, including payments in respect of an automatic call, contingent coupon or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the Securities.

Information about the Underlying Stocks

All disclosures contained in this pricing supplement regarding each underlying stock are derived from publicly available information. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the underlying stock. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying stock.

Included on the following pages is a brief description of each underlying stock issuer. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for each underlying stock. The information given below is for the four calendar quarters in each of 2009, 2010, 2011, 2012 and the first calendar quarter of 2013, where applicable. Partial data is provided for the second calendar quarter of 2013. We obtained the closing price information set forth below from the Bloomberg Professional© service (“Bloomberg”) without independent verification. You should not take the historical prices of each underlying stock as an indication of future performance.

Each of the underlying stocks are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by each issuer of the underlying stocks with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by each issuer of the underlying stocks under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

General Electric Company

According to publicly available information, General Electric Company (“General Electric”) is an infrastructure and financial services corporation. General Electric’s products and services include aircraft engines, power generation, water processing, oil and gas production equipment, and household appliances to medical imaging, business and consumer financing and industrial products. General Electric serves customers in more than 100 countries. General Electric operates through the following segments: Power & Water, Oil & Gas, Energy Management, Aviation, Healthcare, Transportation, Home & Business Solutions and GE Capital. The Power & Water segment is engaged in the field of development, implementation and improvement of products and technologies related to wind, oil, gas and water that produce electric power. The Oil & Gas segment supplies equipment for the global oil and gas industry. The Energy Management segment designs, manufactures and services technology solutions for the delivery, management, conversion and optimization of electrical power for customers across multiple energy-intensive industries. The Aviation segment is a provider of jet engines and related services with operations in North America, Europe, Asia and South America. The Healthcare segment is a provider of healthcare technologies to developed, developing and emerging countries. The Transportation segment provides technology solutions for customers in a range of industries, including railroad, marine, drilling and mining. The Home & Business Solutions segment sells and services major home appliances including refrigerators, freezers, electric and gas ranges, cooktops, dishwashers, clothes washers and dryers, microwave ovens, room air conditioners, residential water systems for filtration, softening and heating, and hybrid water heaters. The GE Capital segment offers a range of financial products and services worldwide that include commercial loans and leases, fleet management, financial programs, home loans, credit cards, personal loans and other financial services. Information filed by General Electric with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00035, or its CIK Code: 0000040545. General Electric’s website is http://www.ge.com. General Electric’s common stock is listed on the New York Stock Exchange under the ticker symbol “GE.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the underlying stock. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying stock.

Historical Information

The following table sets forth the quarterly high and low closing prices for General Electric’s common stock, based on the daily closing prices on the primary exchange for General Electric. We obtained the closing prices below based from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of General Electric’s common stock on April 5, 2013 was $22.93. The historical performance of the underlying stock should not be taken as indication of the future performance of the underlying stock during the term of the Securities.

Quarter Begin		Quarter End		Quarterly High	Quarterly Low	Quarterly Close
1/2/2009		3/31/2009		$17.07	$6.66	$10.11
4/1/2009		6/30/2009		$14.53	$10.17	$11.72
7/1/2009		9/30/2009		$17.01	$10.71	$16.42
10/1/2009		12/31/2009		$16.84	$14.19	$15.13
1/4/2010		3/31/2010		$18.45	$15.45	$18.20
4/1/2010		6/30/2010		$19.50	$14.42	$14.42
7/1/2010		9/30/2010		$16.66	$13.88	$16.25
10/1/2010		12/31/2010		$18.32	$15.76	$18.29
1/3/2011		3/31/2011		$21.52	$18.28	$20.05
4/1/2011		6/30/2011		$20.65	$17.97	$18.86
7/1/2011		9/30/2011		$19.30	$15.01	$15.24
10/3/2011		12/30/2011		$18.23	$14.69	$17.91
1/3/2012		3/30/2012		$20.21	$18.36	$20.07
4/2/2012		6/30/2012		$20.84	$18.15	$20.84
7/2/2012		9/28/2012		$22.73	$19.44	$22.71
10/1/2012		12/31/2012		$23.12	$20.01	$20.99
1/2/2013		3/28/2013		$23.77	$20.90	$23.12
4/1/2013	*	4/5/2013	*	$23.34	$22.93	$22.93

*	As of the date of this pricing supplement, available information for the second calendar quarter of 2013 includes data for the period from April 1, 2013 through April 5, 2013. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2013.

The graph below illustrates the performance of General Electric’s common stock from January 3, 2000 through April 5, 2013, based on information from Bloomberg. The dotted line represents the coupon barrier and trigger price of $16.74, which is equal to 73% of the closing price on April 5, 2013. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

General Motors Company

According to publicly available information, General Motors Company (“General Motors”) is a global automotive company. General Motors designs, builds and sells cars, trucks and automobile parts worldwide. General Motors sells its cars through a global network of independent dealers. General Motor’s business is organized into four geographically-based segments: General Motors North America, General Motors International Operations, General Motors Europe, and General Motors South America. General Motors North America primarily meets the demands of customers in the region with vehicles developed, manufactured and/or marketed under the following brands: Buick, Cadillac, Chevrolet, GMC, Holden, Opel and Vauxhall. General Motors International Operations, Europe and South America primarily market and sell following brands: Alpheon, Baojun, Buick, Cadillac, Chevrolet, Jiefang and Wuling. General Motors Financial purchases automobile finance contracts for vehicles purchased by consumers primarily from franchised and independent dealerships. In addition to the products General Motors sells to its dealers for consumer retail sales, it also sells cars and trucks to fleet customers. Information filed by General Motors with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-34960, or its CIK Code: 0001467858. General Motors’ website is http://www.gm.com. General Motors’ common stock is listed on the New York Stock Exchange under the ticker symbol “GM.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the underlying stock. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying stock.

Historical Information

The following table sets forth the quarterly high and low closing prices for General Motors’ common stock, based on the daily closing prices on the primary exchange for General Motors. We obtained the closing prices below based from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of General Motors’ common stock on April 5, 2013 was $27.52. The historical performance of the underlying stock should not be taken as indication of the future performance of the underlying stock during the term of the Securities.

Quarter Begin		Quarter End		Quarterly High	Quarterly Low	Quarterly Close
11/18/2010	*	12/31/2010	*	$36.86	$33.25	$36.86
1/3/2011		3/31/2011		$38.98	$30.74	$31.03
4/1/2011		6/30/2011		$33.04	$28.56	$30.36
7/1/2011		9/30/2011		$31.80	$20.18	$20.18
10/3/2011		12/30/2011		$26.45	$19.05	$20.27
1/3/2012		3/30/2012		$27.34	$21.05	$25.65
4/2/2012		6/30/2012		$26.76	$19.66	$19.72
7/2/2012		9/28/2012		$24.80	$18.80	$22.75
10/1/2012		12/31/2012		$28.83	$23.09	$28.83
1/2/2013		3/28/2013		$30.60	$26.33	$27.82
4/1/2013	**	4/5/2013	**	$27.93	$27.52	$27.52

*	General Motors’ common stock commenced trading on the New York Stock Exchange on November 18, 2010 and therefore has a limited historical performance. For this reason, available information for the fourth calendar quarter of 2010 includes data for the period from November 18, 2010 through December 31, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

**	As of the date of this pricing supplement, available information for the second calendar quarter of 2013 includes data for the period from April 1, 2013 through April 5, 2013. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2013.

The graph below illustrates the performance of General Motors’ common stock from November 18, 2010 through April 5, 2013, based on information from Bloomberg. The dotted line represents the coupon barrier and trigger price of $17.61, which is equal to 64% of the closing price on April 5, 2013. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

Halliburton Company

According to publicly available information, Halliburton Company (“Halliburton”) provides a variety of services and products to customers in the energy industry related to the exploration, development, and production of oil and natural gas. Halliburton serves oil and natural gas companies worldwide and operates under two segments: the Completion and Production segment and the Drilling and Evaluation segment. The Completion and Production segment delivers cementing, stimulation, intervention, pressure control, specialty chemicals, artificial lift, and completion services. The segment consists of Halliburton Production Enhancement, Cementing, Completion Tools, Boots & Coots, and Multi-Chem. Halliburton’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation and precise wellbore placement services. The segment consists of Halliburton Drill Bits and Services, Wireline and Perforating, Testing and Subsea, Baroid, Sperry Drilling, Landmark Software and Services, and Halliburton Consulting and Project Management. The business operations of its divisions are organized in four primary geographic regions: North America, Latin America, Europe/Africa/CIS and Middle East/Asia. Information filed by Halliburton with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-03492, or its CIK Code: 0000045012. Halliburton’s website is http://www.halliburton.com. Halliburton’s common stock is listed on the New York Stock Exchange under the ticker symbol “HAL.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the underlying stock. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying stock.

Historical Information

The following table sets forth the quarterly high and low closing prices for Halliburton’s common stock, based on the daily closing prices on the primary exchange for Halliburton. We obtained the closing prices below based from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Halliburton’s common stock on April 5, 2013 was $38.60. The historical performance of the underlying stock should not be taken as indication of the future performance of the underlying stock during the term of the Securities.

Quarter Begin		Quarter End		Quarterly High	Quarterly Low	Quarterly Close
1/2/2009		3/31/2009		$21.16	$14.78	$15.47
4/1/2009		6/30/2009		$24.33	$15.55	$20.70
7/1/2009		9/30/2009		$28.32	$18.72	$27.12
10/1/2009		12/31/2009		$31.75	$25.74	$30.09
1/4/2010		3/31/2010		$34.60	$28.10	$30.13
4/1/2010		6/30/2010		$34.96	$21.15	$24.55
7/1/2010		9/30/2010		$33.40	$24.98	$33.07
10/1/2010		12/31/2010		$41.15	$31.40	$40.83
1/3/2011		3/31/2011		$49.84	$38.17	$49.84
4/1/2011		6/30/2011		$51.00	$45.33	$51.00
7/1/2011		9/30/2011		$57.27	$30.52	$30.52
10/3/2011		12/30/2011		$39.13	$28.68	$34.51
1/3/2012		3/30/2012		$38.51	$32.48	$33.19
4/2/2012		6/30/2012		$35.03	$26.70	$28.39
7/2/2012		9/28/2012		$37.44	$28.36	$33.69
10/1/2012		12/31/2012		$35.65	$29.95	$34.69
1/2/2013		3/28/2013		$43.32	$35.71	$40.41
4/1/2013	*	4/5/2013	*	$39.93	$38.54	$38.60

*	As of the date of this pricing supplement, available information for the second calendar quarter of 2013 includes data for the period from April 1, 2013 through April 5, 2013. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2013.

The graph below illustrates the performance of Halliburton’s common stock from January 3, 2000 through April 5, 2013, based on information from Bloomberg. The dotted line represents the coupon barrier and trigger price of $26.31, which is equal to 68.17% of the closing price on April 5, 2013. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-48 of the TPAOS product supplement and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying stock. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than with respect to a contingent coupon) and the amount you paid for your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year. In addition, any contingent coupon that is paid by UBS (including on the maturity date or upon automatic call) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

Unless otherwise specified in this pricing supplement, in the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” beginning on page PS-50 of the TPAOS product supplement. The risk that the Securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently in excess of any receipt of contingent coupons and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “code”) should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-48 of the TPAOS product supplement unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Medicare Tax on Net Investment Income. Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their ”net investment income,” which may include any gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Under recently enacted legislation, individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax adviser as to the application of this legislation to your ownership of the Securities.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupon payments is unclear. Subject to the discussion below with respect to Section 871(m) and FATCA, we currently do not intend to withhold any tax on any contingent coupon payments made to a Non-U.S. Holder that provides us with a fully completed and validly executed applicable Internal Revenue Service (“IRS”) Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty) without being required to pay any additional amounts with respect to amounts so withheld.

Section 871(m) of the Code requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Securities, may be treated as dividend equivalents. If enacted in their current form, the regulations may impose a withholding tax on payments made on the Securities on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Securities in order to minimize or avoid U.S. withholding taxes.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest of dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. This withholding tax would not be imposed on withholdable payments pursuant to obligations that are outstanding on January 1, 2014 (and are not materially modified after December 31, 2013) or to pass-thru payments pursuant to obligations that are outstanding six months after final regulations regarding such payments become effective (and such obligations are not subsequently modified in a material manner). If, however, withholding is required as a result of future guidance, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear and the above description is based on proposed regulations and interim guidance. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.

Proposed Legislation

The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on as annual basis with the all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES.

Supplemental Plan of Distribution (Conflicts of Interest)

We have agreed to sell to UBS Financial Services Inc. and certain of its affiliates, together the “Agents,” and the Agents have agreed to purchase, all of the Securities at the issue price less the underwriting discount indicated on the cover of this pricing supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Securities.

We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and UBS or its affiliates may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Structured Product Categorization

To help investors identify appropriate Structured Products (“Structured Products”), UBS organizes its Structured Products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. The description below is intended to describe generally the four categories of Structured Products and the types of principal repayment features that may be offered on those products. This description should not be relied upon as a description of any particular Structured Product.

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Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These Structured Products are generally designed for investors with low to moderate risk tolerances.

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Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

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Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

♦	Leverage Strategies provide leveraged exposure to the performance of an underlying asset. These Structured Products are generally designed for investors with high risk tolerances.

In order to benefit from any type of principal repayment feature, investors must hold the Securities to maturity.

Classification of Structured Products into categories is for informational purposes only and is not intended to guarantee particular results or performance.